                                                           Exhibit 15

PRICE WATERHOUSE

                     Report of Independent Accountants
                     ---------------------------------
May 5, 1994

To the Board of Directors and
Shareholders of WesBanco, Inc.

We have reviewed the consolidated balance sheet and the related consolidated statements of income, changes in shareholders' equity and cash flows of WesBanco, Inc., and its subsidiaries (the Company) as of March 31, 1994 and 1993, and for the 3-month periods then ended (the consolidated interim financial information) as presented in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994. This consolidated interim financial information is the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the consolidated interim financial information for it to be in conformity with generally accepted accounting principles.

We previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet as of December 31, 1993, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the year then ended (not presented herein), and in our report dated January 24, 1994 and February 28, 1994, we expressed our unqualified opinion on those consolidated financial statements. We did not audit the financial statements of First Fidelity Bancorp, Inc. for 1993, which statements reflect total assets of $307,965,000 at December 31, 1993. Those statements were audited by other auditors whose report thereon has been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for First Fidelity Bancorp, Inc. for 1993, is based solely on the report of other auditors. In our opinion, the information set forth in the accompanying consolidated balance sheet information as of December 31, 1993, is fairly stated in all material respects in relation to the consolidated balance sheet from which it has been derived.

/s/ Price Waterhouse
600 Grant Street
Pittsburgh, PA  15219

                                   25